EXHIBIT 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ Toronto and NYSE Amex Equities Stock Exchanges

__________________ NEWS_________________

Vista Gold Corp. Enters into Letter of Intent for Combination of Yellow Pine Assets with Midas Gold, Inc.

Denver, Colorado, December 7, 2010 – Vista Gold Corp. (“Vista”) (TSX & NYSE Amex Equities: VGZ) is pleased to announce that it has entered into a letter of intent (“LOI”) with Midas Gold, Inc., a privately held company based in Spokane Valley, Washington (“Midas”), for the combination of the respective holdings of Vista and Midas in the Yellow Pine – Stibnite Mining District located in Valley County, Idaho (the “District”).  The LOI is non-binding, except with respect to specified provisions, and the completion of the proposed combination will be subject to a number of conditions, including, but not limited to, the execution of definitive agreements, the completion of due diligence satisfactory to Vista and Midas, and the receipt of board and other approvals.

The LOI provides for the contribution by Vista and Midas of their respective mining claims, interests and other assets in the District to a newly formed U.S. corporation (“Newco”).  Immediately following the combination, Newco will be held 35% by Vista and 65% by Midas' shareholders.  Additionally, the LOI provides that Vista will initially have the right to appoint 25% of the directors of Newco and Midas will initially have the right to appoint 75% of the directors.

The LOI provides that Vista and Midas will commence due diligence immediately and will use commercially reasonable efforts to agree on the structure of the combination and enter into definitive documentation for the combination by December 31, 2010, following which the parties will seek all necessary shareholder and regulatory approvals with the intention of closing the combination on or before February 1, 2011.  The combination would also extinguish a 5.0% net smelter returns royalty on Vista’s Yellow Pine gold project, which royalty is currently held by Midas.

Commenting on the proposed combination, Vista’s Executive Chairman and CEO, Michael Richings said, “Vista has been considering development options for our Yellow Pine gold project and the proposed combination of our assets in the District with Midas’ to create a district-sized gold project with upside potential is consistent with our goal of advancing our non-core portfolio assets.  Vista shareholders participated in significant value realization following Vista’s transaction resulting in the sale of our Nevada based mineral interests to the newly created Allied Nevada Gold Corp. in 2007.    We believe the proposed combination with Midas could create a similar path to value creation for Vista.  Vista currently has estimated measured and indicated resources of 2.2 million ounces of gold (at a cut-off grade of 0.025 ounces per ton) at its Yellow Pine gold project. This year Midas has conducted an extensive drilling program on its claims in the District and has advised us that it expects to complete a Canadian National Instrument 43-101 (“43-101”) compliant resource estimate for its properties located in the District early next year.  We believe there is an excellent opportunity to increase the estimated gold resources in the District through additional exploration on Midas’ properties.  We believe that the combination of Vista’s more technically advanced Yellow Pine assets with Midas’ superior land position and exploration potential will facilitate accelerated development of the project as well as provide synergies in financing and permitting efforts.”

About Yellow Pine Project

Vista acquired its Yellow Pine gold project in 2003 for consideration of U.S.$1.0 million payable in yearly option payments of U.S.$100,000 of which U.S.$800,000 has been paid to date.  On November 13, 2006, Vista announced the results from a Preliminary Assessment of the Yellow Pine gold project completed by Pincock Allen & Holt of Lakewood, Colorado, in accordance with 43-101 standards under the direction of Richard Lambert, P.E.

and Barton Stone, P.G., both independent qualified persons (as defined by 43-101).  The preliminary assessment utilized a database containing 538 drill holes (36,643 meters) and at a cut-off grade of 0.025 ounces per ton the mineral resources estimates are:

	Short Tons (000s)	Grade (ounces per ton)	Contained Gold Ounces
Measured resources 1)	16,332	0.070	1,147,000
Indicated resources 1)	17,503	0.061	1,071,000
Measured and indicated resources 1)	33,835	0.066	2,218,000
Inferred resources 2)	16,047	0.051	819,000

1) Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release and the resource analysis report use the terms "measured resources", "indicated resources" and "measured and indicated resources". We advise U.S. investors that while these terms are recognized and required by Canadian regulations, these terms are not defined terms under the United States Securities and Exchange Commission's (the "SEC")  Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC. The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

2) Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This press release and the resource analysis report use the term "inferred resources". We advise U.S. investors that while this term is recognized and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. Investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

A copy of the Preliminary Assessment entitled “CNI 43-101 Technical Report, Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho” and dated December 13, 2006, can be found on www.sedar.com.

About Vista Gold Corp.

Vista is focused on the development of the Concordia gold project in Baja California Sur, Mexico, and the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the conversion of inferred mineral resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, the potential to expand the resource base at the Yellow Pine gold project, the timing for completion and expected results of the 43-101 resource estimate by Midas relating to its properties in the District, potential gold resources at the Yellow Pine gold project and on Midas properties located in the District, the entering into a definitive agreement with Midas, the extinguishment of the 5% net smelter returns royalty on the Yellow Pine gold project, the timing for the completion of the definitive agreement and completion of the proposed transaction, the potential upsize resulting from the combination of the Yellow Pine gold project with Midas’ assets in the District, the quantum of the potential value realization, if any, resulting from the proposed transaction, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,”, “could”, “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, negotiating a satisfactory definitive agreement, timing for completing the definitive agreement, obtaining board and regulatory approvals, tax consequences of the proposed combination, the ability to find and hire an appropriate management team for Newco, the ability to integrate the operations of Newco, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed November 9, 2010, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.